Exhibit 99.1

UnionBanCal Corporation Announces First Quarter Results

SAN FRANCISCO--(BUSINESS WIRE)--April 24, 2009--UnionBanCal Corporation:

Highlights:

  First quarter loss from continuing operations was $10 million. Excluding after-tax net expenses of $21 million related to the November 2008 privatization of UnionBanCal Corporation, first quarter income from continuing operations was $11 million.
  First quarter revenue was up 12 percent year-over-year and down 0.5 percent compared with fourth quarter 2008
  First quarter net interest income was up 21 percent year-over-year and flat compared with fourth quarter 2008
  First quarter average total loans increased 17 percent year-over-year and 2 percent versus fourth quarter 2008
  First quarter average core deposits were up 24 percent year-over-year and 11 percent versus fourth quarter 2008
  First quarter net interest margin was 3.79 percent, up 24 basis points year-over-year and down 7 basis points versus fourth quarter 2008
  First quarter average all-in cost of funds was 1.03 percent
  First quarter asset quality metrics:
    Total provision for credit losses was $275 million
    Net loans charged-off were $116 million, or 0.95 percent annualized of average total loans
    Nonperforming assets were $835 million, or 1.21 percent of total assets, at quarter-end
    Allowance for credit losses to nonaccrual loans was 126 percent at quarter-end
  Tangible common equity ratio was 7.12 percent at March 31, 2009

UnionBanCal Corporation (the Company or UB) today reported a first quarter 2009 net loss of $9.8 million. Loss from continuing operations for first quarter 2009 was also $9.8 million, compared with income from continuing operations of $122.4 million a year earlier, and loss from continuing operations of $82.9 million in fourth quarter 2008. First quarter 2009 loss from continuing operations included after-tax net expenses of $21 million due to the privatization transaction, and fourth quarter 2008 loss from continuing operations included after-tax net expenses of $77 million due to the privatization transaction. Mitsubishi UFJ Financial Group, Inc. (MUFG), through its wholly-owned subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU), completed its acquisition of all of the outstanding shares of the Company’s common stock (the “privatization transaction”), on November 4, 2008.

Summary of First Quarter Results From Continuing Operations

First Quarter Total Revenue

For first quarter 2009, total revenue (taxable-equivalent net interest income plus noninterest income) was $737 million, up 12 percent compared with first quarter 2008. Net interest income increased 21 percent and noninterest income decreased 11 percent. Average total loans increased $7.1 billion, or 17 percent, average interest bearing deposits increased $3.1 billion, or 10 percent, and average noninterest bearing deposits were flat. The net interest margin in first quarter 2009 was 3.79 percent, an increase of 24 basis points compared with first quarter 2008.

Average noninterest bearing deposits represented 26.9 percent of average total deposits in first quarter 2009. The annualized average all-in cost of funds was 1.03 percent, compared with 2.26 percent in first quarter 2008. The Company’s average core deposit-to-loan ratio was 79.1 percent in first quarter 2009.

Compared with fourth quarter 2008, total revenue was down 0.5 percent, with net interest income flat and noninterest income down 2.4 percent. Average total loans increased $0.8 billion, or 1.6 percent, average interest bearing deposits increased $2.9 billion, or 9.4 percent, and average noninterest bearing deposits decreased $0.3 billion, or 2.7 percent. The net interest margin decreased 7 basis points compared with fourth quarter 2008.

First Quarter Noninterest Income and Noninterest Expense

For first quarter 2009, noninterest income was $175 million, down $21 million, or 11 percent, from the same quarter a year ago, primarily due to a $14.2 million pre-tax gain on the partial redemption of Visa Inc. common stock recorded in first quarter 2008. First quarter 2009 noninterest income decreased $4 million, or 2.4 percent, compared with fourth quarter 2008.

Noninterest expense for first quarter 2009 was $521 million, an increase of $118 million, or 29.3 percent, compared with first quarter 2008. The increase was primarily due to expenses related to the privatization transaction of $69 million, primarily classified in privatization-related expense and intangible asset amortization expense; an increase in regulatory agencies expense of $15 million, primarily due to an industry-wide increase in the FDIC assessment rate, effective January 1, 2009; and an increase in the provision for losses on off-balance sheet commitments of $18 million. Salaries and other compensation expense decreased $4 million compared with first quarter 2008, primarily due to lower accruals for performance-related incentive expense.

Noninterest expense for first quarter 2009 decreased $109 million, or 17.3 percent, compared with fourth quarter 2008. The decrease was primarily due to a $59 million decrease in expenses associated with the privatization transaction, primarily classified in privatization-related expense and intangible asset amortization expense; and a $41 million decrease in other noninterest expense, primarily due to lawsuit settlements recorded in fourth quarter 2008. Regulatory agencies expense increased $10 million, primarily due to higher FDIC deposit insurance assessments. The provision for off-balance sheet losses increased $12 million, compared with fourth quarter 2008.

Balance Sheet

At March 31, 2009, the Company had total assets of $68.7 billion, up $10.8 billion, or 19 percent, compared with March 31, 2008. Total loans were $49.4 billion, up $5.9 billion, or 14 percent, compared with March 31, 2008. At March 31, 2009, the Company had goodwill and intangibles of $3.0 billion, up $2.7 billion compared with March 31, 2008, due to the privatization transaction, which closed during fourth quarter 2008.

At March 31, 2009, the Company had total liabilities of $61.3 billion, up $8.0 billion, or 15 percent, compared with March 31, 2008. Total deposits were $48.9 billion, up $3.6 billion, or 8 percent. Core deposits at period-end were $41.6 billion, resulting in a core deposit-to-loan ratio of 84 percent.

Credit Quality

Nonperforming assets at March 31, 2009, were $835 million, or 1.21 percent of total assets. This compares with $436 million, or 0.62 percent of total assets, at December 31, 2008, and $132 million, or 0.23 percent of total assets, at March 31, 2008. The increase in nonperforming assets was primarily due to higher levels of nonaccrual loans in all categories, reflecting weak economic conditions, and a previously-disclosed change in accounting policy for residential and home equity loans 90 days or more past due, which accounted for $120 million of the increase versus both year-end and one year earlier.

For first quarter 2009, the total provision for credit losses was $275 million and net loans charged-off were $116 million, or 0.95 percent annualized of average total loans. For fourth quarter 2008, the total provision for credit losses was $245 million and net loans charged-off were $65 million, or 0.52 percent annualized of average total loans. For first quarter 2008, the total provision for credit losses was $80 million and net loans charged-off were $12 million, or 0.11 percent annualized of average total loans.

Net loans charged-off in first quarter 2009 were concentrated in the commercial, financial and industrial portfolio. Net loans charged-off in the construction portfolio were only $1 million, and net loans charged-off in the residential mortgage portfolio were only $10 million.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In first quarter 2009, the provision for loan losses was $249 million, the provision for losses on off-balance sheet commitments was $26 million, and the total provision for credit losses was $275 million.

At March 31, 2009, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 2.07 percent and 126 percent, respectively.

Capital and Liquidity

Total stockholder’s equity was $7.5 billion at March 31, 2009, up $2.8 billion compared with March 31, 2008, primarily due to a $2 billion increase in goodwill related to the privatization transaction, and a $1 billion capital contribution from BTMU in fourth quarter 2008. The Company’s tangible common equity ratio increased to 7.12 percent at March 31, 2009, compared to 6.96 percent at December 31, 2008. The Company’s Tier I and total risk-based capital ratios at March 31, 2009, were 8.53 percent and 11.35 percent, respectively.

The Company maintains diverse sources of wholesale funding capacity and a solid core deposit base, which has resulted in healthy liquidity. Wholesale funding declined to $12.6 billion at March 31, 2009, compared to $17 billion at December 31, 2008, primarily due to a $3.9 billion increase in period-end core deposits. The Company also maintains significant sources of contingent liquidity through the Federal Home Loan Bank and Federal Reserve Bank.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction expenses, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items are unusual and substantial costs incurred in the fourth quarter of 2008 and first quarter of 2009, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s core business results. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” ”continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to the Company’s intentions regarding and resources for funding.

There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, further declines or disruptions in the financial markets which may adversely affect the Company or the Company’s borrowers or other customers; continued or worsening adverse economic conditions in the United States; continued or worsening adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the ownership interest in UnionBanCal Corporation by BTMU, which is a wholly-owned subsidiary of MUFG; competition in the banking and financial services industries; deposit pricing pressures; the levels of commercial and residential real estate activity in our market; adverse effects of current and future banking laws, rules and regulations and their enforcement; effects of governmental fiscal or monetary policies; legal or regulatory proceedings or investigations; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings. A complete description of the Company, including related risk factors, is discussed in the Company’s public filings with the Securities and Exchange Commission, which are available online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $68.7 billion at March 31, 2009. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. Union Bank is California's fifth largest bank by deposits. The bank has 335 banking offices in California, Oregon and Washington, and two international offices. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. (NYSE: MTU). Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1

				Percent Change to
	As of and for the Three Months Ended			March 31, 2009 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in thousands)	2008	2008(1)	2009(1)	2008	2008
Results of operations:
Net interest income (2)	$463,104	$562,373	$562,620	21.49%	0.04%
Noninterest income	195,396	178,913	174,716	(10.58%)	(2.35%)
Total revenue	658,500	741,286	737,336	11.97%	(0.53%)
Noninterest expense	403,206	630,366	521,383	29.31%	(17.29%)
Provision for loan losses	72,000	231,000	249,000	nm	7.79%
Income (loss) from continuing operations before income taxes (2)
	183,294	(120,080)	(33,047)	nm	72.48%
Taxable-equivalent adjustment	2,526	2,407	2,617	3.60%	8.72%
Income tax expense (benefit)	58,370	(39,625)	(25,856)	nm	34.75%
Income (loss) from continuing operations	122,398	(82,862)	(9,808)	nm	88.16%
Loss from discontinued operations	(13,808)	(3,018)	-	(100.00%)	(100.00%)
Net income (loss)	$108,590	$(85,880)	$(9,808)	nm	88.58%

Balance sheet (end of period):
Total assets (3)	$57,933,325	$70,121,390	$68,725,270	18.63%	(1.99%)
Total loans	43,499,968	49,585,550	49,441,063	13.66%	(0.29%)
Nonperforming assets	131,687	436,515	834,738	nm	91.23%
Total deposits	45,240,821	46,049,769	48,878,733	8.04%	6.14%
Medium- and long-term debt	1,963,952	4,288,488	5,140,931	nm	19.88%
Stockholder's equity	4,713,206	7,484,305	7,475,472	58.61%	(0.12%)

Balance sheet (period average):
Total assets	$56,632,995	$66,521,518	$67,072,499	18.43%	0.83%
Total loans	42,701,453	49,012,819	49,789,046	16.60%	1.58%
Earning assets	52,188,085	58,137,210	59,626,207	14.25%	2.56%
Total deposits	43,613,754	44,060,607	46,633,173	6.92%	5.84%
Stockholder's equity	4,718,409	6,748,937	7,336,212	55.48%	8.70%

Financial ratios (4):
Return on average assets (5):
From continuing operations	0.87%	(0.50%)	(0.06%)
Net income (loss)	0.77%	(0.51%)	(0.06%)
Return on average stockholder's equity (5):
From continuing operations	10.43%	(4.88%)	(0.54%)
Net income (loss)	9.26%	(5.06%)	(0.54%)
Efficiency ratio (6)	58.61%	81.58%	65.69%
Net interest margin (2)	3.55%	3.86%	3.79%
Tangible common equity ratio (7)	7.42%	6.96%	7.12%
Tier 1 risk-based capital ratio (3) (8)	8.07%	8.78%	8.53%
Total risk-based capital ratio (3) (8)	10.97%	11.63%	11.35%
Leverage ratio (3) (8)	8.09%	8.42%	8.40%
Allowance for loan losses to:
Total loans	1.06%	1.49%	1.76%
Nonaccrual loans	367.17%	177.79%	107.41%
Allowances for credit losses to (9) :
Total loans	1.29%	1.74%	2.07%
Nonaccrual loans	445.20%	208.01%	126.10%
Net loans charged off to average
total loans (5)	0.11%	0.52%	0.95%
Nonperforming assets to total loans and
foreclosed assets	0.30%	0.88%	1.69%
Nonperforming assets to total assets (3)	0.23%	0.62%	1.21%
Selected financial ratios excluding impact of privatization transaction (1) (4) (14):

From continuing operations:
Return on average assets	0.87%	(0.04%)	0.07%
Return on average stockholder's equity	10.43%	(0.54%)	0.91%
Efficiency ratio (6)	58.61%	65.30%	59.08%

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(Taxable-Equivalent Basis)
Exhibit 2

	For the Three Months Ended
	March 31,	December 31,	March 31,
(Amounts in thousands)	2008	2008(1)	2009(1)
Interest Income (2)
Loans	$633,362	$667,373	$604,067
Securities	106,045	112,422	103,281
Interest bearing deposits in banks	128	71	900
Federal funds sold and securities purchased under resale agreements	2,693	899	141
Trading account assets	2,804	527	158
Total interest income	745,032	781,292	708,547

Interest Expense
Deposits	220,660	138,142	105,038
Federal funds purchased and securities sold under repurchase agreements	15,715	3,473	53
Commercial paper	9,792	5,640	1,592
Medium- and long-term debt	19,457	34,291	27,529
Trust notes	238	238	238
Other borrowed funds	16,066	37,135	11,477
Total interest expense	281,928	218,919	145,927

Net Interest Income (2)	463,104	562,373	562,620
Provision for loan losses	72,000	231,000	249,000
Net interest income after provision for loan losses	391,104	331,373	313,620

Noninterest Income
Service charges on deposit accounts	74,736	73,444	71,322
Trust and investment management fees	43,388	37,427	33,907
Trading account activities	11,012	14,434	22,692
Merchant banking fees	11,793	13,879	13,832
Brokerage commissions and fees	9,859	8,877	8,307
Card processing fees, net	7,764	7,493	7,536
Securities losses, net	(2)	(4)	-
Other	36,846	23,363	17,120
Total noninterest income	195,396	178,913	174,716

Noninterest Expense
Salaries and employee benefits	241,670	254,983	243,563
Net occupancy	36,202	41,558	41,921
Intangible asset amortization	670	42,924	40,887
Outside services	17,009	20,888	18,834
Regulatory agencies	2,609	7,895	17,938
Professional services	14,597	23,122	15,938
Equipment	15,347	16,646	15,413
Software	14,795	16,432	15,038
Foreclosed asset expense	89	323	886
Provision for losses on off-balance sheet commitments	8,000	14,000	26,000
Privatization-related expense	-	84,312	26,819
Other	52,218	107,283	58,146
Total noninterest expense	403,206	630,366	521,383

Income (loss) from continuing operations before income taxes (2)	183,294	(120,080)	(33,047)
Taxable-equivalent adjustment	2,526	2,407	2,617
Income tax expense (benefit)	58,370	(39,625)	(25,856)

Income (Loss) from Continuing Operations	122,398	(82,862)	(9,808)

Loss from discontinued operations before income taxes	(17,585)	(4,676)	-
Income tax benefit	(3,777)	(1,658)	-
Loss from Discontinued Operations	(13,808)	(3,018)	-
Net Income (Loss)	$108,590	$(85,880)	$(9,808)

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries Consolidated Balance Sheet Exhibit 3

	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
(Dollars in thousands)	2008	2008(1)	2009(1)
Assets
Cash and due from banks	$2,071,969	$1,568,578	$1,388,279
Interest bearing deposits in banks	999	2,872,698	2,445,861
Federal funds sold and securities purchased under resale agreements	125,940	63,069	110,083
Total cash and cash equivalents	2,198,908	4,504,345	3,944,223
Trading account assets:
Pledged as collateral	-	6,283	8,295
Held in portfolio	811,509	1,210,496	1,149,832
Securities available for sale:
Pledged as collateral	642,346	54,525	43,374
Held in portfolio	7,667,959	8,140,013	7,506,069
Securities held to maturity (fair value: March 31, 2009, $959,137)	-	-	1,150,342
Loans (net of allowance for loan losses: March 31, 2008, $462,943; December 31, 2008, $737,767; March 31, 2009, $870,185)	43,037,025	48,847,783	48,570,878
Due from customers on acceptances	15,984	23,131	15,077
Premises and equipment, net	486,469	680,004	670,376
Intangible assets, net	5,788	713,485	672,568
Goodwill	355,287	2,369,326	2,369,326
Other assets	2,610,131	3,571,995	2,624,910
Assets of discontinued operations to be disposed or sold	101,919	4	-
Total assets	$57,933,325	$70,121,390	$68,725,270

Liabilities
Noninterest bearing	$13,997,843	$13,566,873	$13,543,015
Interest bearing	31,242,978	32,482,896	35,335,718
Total deposits	45,240,821	46,049,769	48,878,733
Federal funds purchased and securities sold under repurchase agreements	1,785,044	172,758	320,376
Commercial paper	1,299,930	1,164,327	749,381
Other borrowed funds	921,516	8,196,597	3,861,905
Trading account liabilities	629,166	1,034,663	965,105
Acceptances outstanding	15,984	23,131	15,077
Other liabilities	1,214,214	1,685,412	1,304,423
Medium- and long-term debt	1,963,952	4,288,488	5,140,931
Junior subordinated debt payable to subsidiary grantor trust	14,319	13,980	13,867
Liabilities of discontinued operations to be extinguished or assumed	135,173	7,960	-
Total liabilities	53,220,119	62,637,085	61,249,798

Stockholder's Equity
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding as of March 31, 2008, December 31, 2008 and March 31, 2009	-	-	-
Common stock, par value $1 per share:
Authorized 300,000,000 shares; issued 157,670,426 shares as of March 31, 2008, 136,330,829 shares as of December 31, 2008 and 136,330,829 shares as of March 31, 2009	157,670	136,331	136,331
Additional paid-in capital	1,167,391	3,195,023	3,195,023
Treasury stock - 19,725,529 shares as of March 31, 2008, no shares as of December 31, 2008 and March 31, 2009	(1,202,685)	-	-
Retained earnings	4,949,040	4,964,802	4,954,994
Accumulated other comprehensive loss	(358,210)	(811,851)	(810,876)
Total stockholder's equity	4,713,206	7,484,305	7,475,472
Total liabilities and stockholder's equity	$57,933,325	$70,121,390	$68,725,270

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans (Unaudited)
Exhibit 4

				Percent Change to
	Three Months Ended			March 31, 2009 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in millions)	2008	2008(1)	2009(1)	2008	2008

Loans (period average)
Commercial, financial and industrial	$15,569	$18,297	$18,498	18.81%	1.10%
Construction	2,474	2,686	2,734	10.49%	1.77%
Mortgage - Commercial	7,251	8,087	8,253	13.82%	2.06%
Mortgage - Residential	13,988	15,698	15,919	13.81%	1.41%
Consumer	2,686	3,589	3,722	38.58%	3.72%
Lease financing	650	649	653	0.41%	0.61%

Total loans held to maturity	42,618	49,005	49,779	16.80%	1.58%
Total loans held for sale	83	8	10	(87.82%)	26.35%

Total loans	$42,701	$49,013	$49,789	16.60%	1.58%

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial, financial and industrial	$47	$260	$347	nm	33.46%
Construction	55	99	218	nm	nm
Mortgage - Commercial	24	56	125	nm	nm
Mortgage - Residential	-	-	102	nm	nm
Consumer and other	-	-	18	nm	nm

Total nonaccrual loans	126	415	810	nm	95.18%
Restructured loans:
Mortgage - Residential	1	1	3	nm	nm
Foreclosed assets	5	20	22	nm	10.00%

Total nonperforming assets	$132	$436	835	nm	91.51%
Loans 90 days or more past due and still accruing	$30	$71	24	(20.00%)	(66.20%)

Analysis of Allowances for Credit Losses
Beginning balance	$403	$581	$738

Provision for loan losses	72	231	249

Loans charged off:
Commercial, financial and industrial	(10)	(49)	(96)
Construction	-	(7)	(2)
Mortgage - Residential	-	(3)	(10)
Consumer	(3)	(8)	(10)
Total loans charged off	(13)	(67)	(118)

Loans recovered:
Commercial, financial and industrial	1	1	1
Construction	-	1	1
Total loans recovered	1	2	2
Net loans recovered (charged off)	(12)	(65)	(116)

Adjustment for impaired loans related to privatization	-	(8)	(1)
Foreign translation adjustment	-	(1)	-
Ending balance of allowance for loan losses	463	738	870
Allowance for off-balance sheet commitment losses	98	125	151
Allowances for credit losses	$561	$863	$1,021

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 5

	For the Three Months Ended
	3/31/2008			3/31/2009(1)
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense(2)	Rate(2)(5)	Balance	Expense(2)	Rate(2)(5)
Assets
Loans (10)
Commercial, financial and industrial	$15,647,162	$238,303	6.13%	$18,503,965	$193,787	4.25%
Construction	2,474,323	36,617	5.95	2,733,630	19,261	2.86
Mortgage - Residential	13,992,743	192,785	5.51	15,923,191	234,438	5.89
Mortgage - Commercial	7,250,747	112,970	6.23	8,253,324	102,389	4.96
Consumer	2,686,635	46,390	6.94	3,722,252	46,539	5.07
Lease financing	649,843	6,297	3.88	652,684	7,653	4.69
Total loans	42,701,453	633,362	5.95	49,789,046	604,067	4.88
Securities - taxable	8,355,943	104,963	5.02	8,319,754	102,256	4.92
Securities - tax-exempt	53,359	1,082	8.11	50,417	1,025	8.13
Interest bearing deposits in banks (11)	29,869	128	1.72	4,220	900	0.48
Federal funds sold and securities purchased under resale agreements	328,145	2,693	3.30	196,567	141	0.29
Trading account assets	719,316	2,804	1.57	1,266,203	158	0.05
Total earning assets	52,188,085	745,032	5.72	59,626,207	708,547	4.78
Allowance for loan losses	(399,280)			(708,736)
Cash and due from banks (11)	1,757,362			2,142,198
Premises and equipment, net	483,815			674,021
Other assets	2,603,013			5,338,809
Total assets	$56,632,995			$67,072,499
Liabilities
Deposits:
Transaction accounts	$14,864,561	82,915	2.24	$22,497,062	61,097	1.10
Savings and consumer time	4,179,663	23,529	2.26	4,367,945	15,939	1.48
Large time	11,962,678	114,216	3.84	7,232,767	28,002	1.57
Total interest bearing deposits	31,006,902	220,660	2.86	34,097,774	105,038	1.25
Federal funds purchased and securities sold under repurchase agreements	1,950,692	15,566	3.21	251,946	53	0.09
Net funding allocated from (to) discontinued operations (12)	16,992	149	3.53	-	-	-
Commercial paper	1,207,510	9,792	3.26	721,416	1,592	0.89
Other borrowed funds (13)	1,566,297	16,066	4.13	5,083,086	11,477	0.92
Medium and long-term debt	1,846,885	19,457	4.24	4,743,352	27,529	2.35
Trust notes	14,374	238	6.63	13,922	238	6.84
Total borrowed funds	6,602,750	61,268	3.73	10,813,722	40,889	1.53
Total interest bearing liabilities	37,609,652	281,928	3.01	44,911,496	145,927	1.32
Noninterest bearing deposits	12,606,852			12,535,399
Other liabilities	1,698,082			2,289,392
Total liabilities	51,914,586			59,736,287
Stockholder's Equity
Common equity	4,718,409			7,336,212
Total stockholder's equity	4,718,409			7,336,212

Total liabilities and stockholder's equity	$56,632,995			$67,072,499
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)		463,104	3.55%		562,620	3.79%
Less: taxable-equivalent adjustment		2,526			2,617
Net interest income		$460,578			$560,003

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		March 31, 2008			March 31, 2009
Assets		$123,169			$-
Liabilities		$140,161			$-
Net Liabilities		$(16,992)			$-

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 6

	For the Three Months Ended
	12/31/2008(1)			3/31/2009(1)
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense(2)	Rate(2)(5)	Balance	Expense(2)	Rate(2)(5)
Assets
Loans: (10)
Commercial, financial and industrial	$18,300,686	$239,664	5.21%	$18,503,965	$193,787	4.25%
Construction	2,686,102	32,259	4.78	2,733,630	19,261	2.86
Mortgage - Residential	15,701,726	226,053	5.76	15,923,191	234,438	5.89
Mortgage - Commercial	8,086,680	111,154	5.50	8,253,324	102,389	4.96
Consumer	3,588,873	53,231	5.90	3,722,252	46,539	5.07
Lease financing	648,752	5,012	3.09	652,684	7,653	4.69
Total loans	49,012,819	667,373	5.43	49,789,046	604,067	4.88
Securities - taxable	7,927,236	111,370	5.62	8,319,754	102,256	4.92
Securities - tax-exempt	52,118	1,052	8.07	50,417	1,025	8.13
Interest bearing deposits in banks (11)	6,764	71	4.20	4,220	900	0.48
Federal funds sold and securities purchased under resale agreements	122,640	899	2.92	196,567	141	0.29
Trading account assets	1,015,633	527	0.21	1,266,203	158	0.05
Total earning assets	58,137,210	781,292	5.36	59,626,207	708,547	4.78
Allowance for loan losses	(551,627)			(708,736)
Cash and due from banks (11)	2,775,154			2,142,198
Premises and equipment, net	668,628			674,021
Other assets	5,492,153			5,338,809
Total assets	$66,521,518			$67,072,499
Liabilities
Deposits:
Transaction accounts	$18,277,265	71,731	1.56	$22,497,062	61,097	1.10
Savings and consumer time	4,185,219	15,591	1.48	4,367,945	15,939	1.48
Large time	8,718,514	50,820	2.32	7,232,767	28,002	1.57
Total interest bearing deposits	31,180,998	138,142	1.76	34,097,774	105,038	1.25
Federal funds purchased and securities sold under repurchase agreements	1,183,014	3,437	1.16	251,946	53	0.09
Net funding allocated from (to) discontinued operations (12)	9,149	36	1.57	-	-	-
Commercial paper	1,151,296	5,640	1.95	721,416	1,592	0.89
Other borrowed funds (13)	7,496,938	37,135	1.97	5,083,086	11,477	0.92
Medium and long-term debt	3,871,749	34,291	3.52	4,743,352	27,529	2.35
Trust notes	14,035	238	6.79	13,922	238	6.84
Total borrowed funds	13,726,181	80,777	2.34	10,813,722	40,889	1.53
Total interest bearing liabilities	44,907,179	218,919	1.94	44,911,496	145,927	1.32
Noninterest bearing deposits	12,879,609			12,535,399
Other liabilities	1,985,793			2,289,392
Total liabilities	59,772,581			59,736,287
Stockholder's Equity
Common equity	6,748,937			7,336,212
Total stockholder's equity	6,748,937			7,336,212
Total liabilities and stockholder's equity	$66,521,518			$67,072,499
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)		562,373	3.86%		562,620	3.79%
Less: taxable-equivalent adjustment		2,407			2,617
Net interest income		$559,966			$560,003

	Average Assets and Liabilities of Discontinued Operations for Period Ended:
		December 31, 2008			March 31, 2009
Assets		$755			$-
Liabilities		$9,904			$-
Net Liabilities		$(9,149)			$-

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Noninterest income (Unaudited)
Exhibit 7

				Percentage Change to
	For the Three Months Ended			March 31, 2009 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in thousands)	2008	2008(1)	2009(1)	2008	2008
Service charges on deposit accounts	$74,736	$73,444	$71,322	(4.57)%	(2.89)%
Trust and investment management fees	43,388	37,427	33,907	(21.85)	(9.41)
Trading account activities	11,012	14,434	22,692	nm	57.21
Merchant banking fees	11,793	13,879	13,832	17.29	(0.34)
Brokerage commissions and fees	9,859	8,877	8,307	(15.74)	(6.42)
Card processing fees, net	7,764	7,493	7,536	(2.94)	0.57
Securities losses, net	(2)	(4)	-	(100.00)	(100.00)
Gains (losses) on private capital investments, net	1,070	3,750	(2,121)	nm	nm
Gain on the VISA IPO redemption	14,211	-	-	(100.00)	0.00
Other	21,565	19,613	19,241	(10.78)	(1.90)
Total noninterest income	$195,396	$178,913	$174,716	(10.58)%	(2.35)%

Noninterest expense (Unaudited)

				Percentage Change to
	For the Three Months Ended			March 31, 2009 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in thousands)	2008	2008(1)	2009(1)	2008	2008
Salaries and other compensation	$192,011	$209,800	$188,223	(1.97)%	(10.28)%
Employee benefits	49,659	45,183	55,340	11.44	22.48
Salaries and employee benefits	241,670	254,983	243,563	0.78	(4.48)
Net occupancy	36,202	41,558	41,921	15.80	0.87
Intangible asset amortization	670	42,924	40,887	nm	(4.75)
Outside services	17,009	20,888	18,834	10.73	(9.83)
Regulatory agencies	2,609	7,895	17,938	nm	nm
Professional services	14,597	23,122	15,938	9.19	(31.07)
Equipment	15,347	16,646	15,413	0.43	(7.41)
Software	14,795	16,432	15,038	1.64	(8.48)
Advertising and public relations	8,099	17,565	10,621	31.14	(39.53)
Low income housing credit investment amortization	9,139	11,330	10,166	11.24	(10.27)
Communications	9,375	9,377	8,718	(7.01)	(7.03)
Data processing	7,076	8,285	8,575	21.18	3.50
Foreclosed asset expense	89	323	886	nm	nm
Provision for losses on off-balance sheet commitments	8,000	14,000	26,000	nm	85.71
Privatization-related expense	-	84,312	26,819	nm	(68.19)
Other	18,529	60,726	20,066	8.30	(66.96)
Total noninterest expense	$403,206	$630,366	$521,383	29.31%	(17.29)%

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 8

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts GAAP and specific non-measures as used to complete selected non-GAAP financial ratios.

	For the three months ended
(Dollars in thousands)	December 31, 2008	March 31, 2009
Income (loss) from continuing operations	$ (82,862)	$ (9,808)
Privatization-related expense, net of tax	57,498	16,360
Net accretion and amortization related to fair value adjustments, net of tax	19,474	4,518
Income (loss) from continuing operations, excluding impact of privatization transaction	$ (5,890)	$ 11,070

Average total assets	$ 66,521,518	$ 67,072,499
Net asset and liability fair value adjustments	2,659,315	2,621,275
Average total assets, excluding impact of privatization transaction	$ 63,862,203	$ 64,451,224

Return on average assets from continuing operations	(0.50%)	(0.06%)
Effect of privatization transaction	0.46%	0.13%
Return on average assets from continuing operations, excluding impact of privatization transaction	(0.04%)	0.07%

Average stockholder's equity	$ 6,748,937	$ 7,336,212
Net adjustments related to privatization transaction	2,397,011	2,416,165
Average stockholder's equity, excluding impact of privatization transaction	$ 4,351,926	$ 4,920,047

Return on stockholder's equity from continuing operations	(4.88%)	(0.54%)
Effect of privatization transaction	4.34%	1.45%
Return on stockholder's equity, excluding impact of privatization transaction	(0.54%)	0.91%

Noninterest expense	$ 630,366	$ 521,383
Privatization-related expense	84,312	26,819
Amortization related to fair value adjustments	44,373	42,542
Noninterest expense, excluding impact of privatization transaction	$ 501,681	$ 452,022

Total revenue	$ 741,286	$ 737,336
Accretion related to fair value adjustments	12,354	34,977
Total revenue, excluding impact of privatization transaction	$ 728,932	$ 702,359

Efficiency ratio	81.58%	65.69%
Effect of privatization transaction	(16.28%)	(6.61%)
Efficiency ratio, excluding impact of privatization transaction	65.30%	59.08%

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 9

(1)	On November 4, 2008, Mitsubishi UFJ Financial Group, Inc. (MUFG), through its wholly-owned subsidiary, The Bank of Tokyo - Mitsubishi UFJ, Ltd. (BTMU), completed its acquisition of all of the remaining outstanding shares of UnionBanCal Corporation (the Company) common stock (the “privatization transaction”). The Company estimated the fair value of its tangible assets and liabilities as of October 1, 2008 and recorded fair value adjustments to its tangible assets and liabilities equivalent to the proportionate incremental percentage ownership acquired by BTMU in the privatization transaction. In addition, the Company recorded goodwill and other intangible assets. The Company’s financial condition as of December 31, 2008 and subsequently reflect the impact of these fair value adjustments and other amounts recorded. The Company’s results of operations for the fourth quarter of 2008 and the first quarter of 2009 include accretion and amortization related to the fair value adjustments.

(2)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(3)	End of period total assets and assets used in calculating these ratios include those of discontinued operations.

(4)	Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.

(5)	Annualized.

(6)	The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), the provision for losses on off-balance sheet commitments and low income housing credit (LIHC) investment amortization expense, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.

(7)	The tangible common equity ratio is the ratio of total equity less intangibles (net of the corresponding deferred tax liability), as a percentage of total assets, less intangibles.

(8)	The regulatory capital and leverage ratios include discontinued operations.

(9)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.

(10)	Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(11)	For the three months ended March 31, 2009, the computation of the average yield on Interest Bearing Deposits in Banks excludes interest income earned on interest bearing Federal Reserve Bank deposits, as the average balances of these deposits are reported in Cash and Due from Banks.

(12)	Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.

(13)	Includes interest bearing trading liabilities.

(14)	These ratios exclude the impact of the privatization transaction. Please refer to Exhibit 8 for a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and these non-GAAP measures.

nm = not meaningful

CONTACT:
UnionBanCal Corporation
Stephen L. Johnson, 415-765-3252 (Public Relations)
Michelle R. Crandall, 415-765-2780 (Investor Relations)